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                                                                  EXHIBIT 5
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                   Baxter, Baker, Sidle, Conn & Jones, P.A.

                               Attorneys at Law
                      120 E. Baltimore Street, Suite 2100
                        Baltimore, Maryland  21202-1643


James E. Baker, Jr.                                    Telephone (410) 230-3800
Direct Line (410) 385-8122                             Facsimile (410) 230-3801
e-mail: jeb@bbsclaw.com

                                 June 6, 2001



     Allied Research Corporation
     8000 Towers Crescent Drive
     Suite 260
     Vienna, Virginia  22182

     Ladies and Gentlemen:

          We have acted as counsel to Allied Research Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 240,000 shares of Common Stock of the Company, $0.10 par value per share, pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement").

          In rendering the opinions contained herein, we have examined originals or photostatic or certified copies of all certificates, documents, agreements and other instruments as we have deemed appropriate.

          Based upon the foregoing, we are of the opinion that each of the 240,000 shares of the Common Stock of the Company covered by the Registration Statement, when issued by the Company in accordance with the Allied Research Corporation 2001 Equity Incentive Plan, and for not less than the par value thereof, will be duly authorized, validly issued, fully paid and nonassessable.

          Please note that we are opining only as to the matters expressly set forth

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     herein, and no opinion should be inferred as to any other matters.

          This opinion is furnished by us solely for the benefit of the Company in connection with the filing of the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   Baxter, Baker, Sidle, Conn & Jones, P.A.



                                   By:      /s/  James E. Baker, Jr.
                                       ----------------------------------
                                       James E. Baker, Jr., Vice President

JEB/af

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